UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/19/2006

PORTER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33033

Kentucky	61-1142247
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2500 Eastpoint Parkway
Louisville, KY 40223
(Address of principal executive offices, including zip code)

502-499-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 19, 2006, upon the recommendation of the Nominating and Corporate Governance Committee (the "Nominating Committee") of the Board of Directors of Porter Bancorp Inc., the Porter Board increased the number of directors of Porter from six to seven and elected W. Glenn Hogan to fill the vacancy created by the increase. Mr. Hogan's term will expire at the 2007 annual meeting of shareholders of Porter, as do the terms of all of its directors. In addition, on October 19, 2006, upon the recommendation of the Nominating Committee, the Porter Board appointed Mr. Hogan to serve as a member of the Compensation Committee and the Nominating Committee of the Porter Board.
Mr. Hogan is the founder, President and Chief Executive Officer of Hogan Real Estate, a full service commercial real estate development company headquartered in Louisville, Kentucky. Mr. Hogan is a Certified Commercial Investment Member.   Mr. Hogan is currently a member of the Will Power Foundation and the Crusade for Children organization. He was previously a member of the board of directors of another community bank in Jefferson County.
The Porter Board determined that Mr. Hogan has no relationship with Porter or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of NASDAQ or the Securities and Exchange Commission.
Neither Mr. Hogan nor any member of his immediate family has engaged, directly or indirectly, in any transaction, or series of similar transactions, with Porter or any of its subsidiaries since January 1, 2006 in which the amount involved exceeds $60,000, except for a loan from PBI Bank to an affiliate of Mr. Hogan that was made in the ordinary course of business of PBI Bank on substantially the same terms, including interest rates paid and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and do not involve more than the normal risk of collectibility or present other features unfavorable to Porter.
The news release announcing the election of Mr. Hogan as a director of Porter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
Exhibit No.        Description
99.1               News Release issued by Porter Bancorp Inc. on October 23, 2006 regarding election of W. Glenn Hogan as a director.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTER BANCORP, INC.

Date: October 23, 2006	By:	/s/ Maria L. Bouvette
Maria L. Bouvette
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release